Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of June 12, 2017 by and between Veeco Instruments Inc. and John R. Peeler.

The parties wish to amend the Employment Agreement effective June 12, 2017, as amended June 12, 2014, June 12, 2008, December 31, 2008, June 11, 2010, April 25, 2012 and July 24, 2013 (the “Agreement”).

The parties herby agree as follows:

1.              The Company’s agreement to reimburse the reasonable housing expenses for Mr. Peeler in the Plainview, New York area and his transportation expenses to/from the Plainview area from/to his home in Maryland, including tax gross-up for these amounts, shall be amended as follows:

a)             Such reimbursement shall continue to be payable through June 12, 2020, provided that Mr. Peeler continues to serve in good standing as Chairman and Chief Executive Officer of the Company.

b)             Such reimbursement shall not be eligible for a reimbursement payment for tax gross-ups.

c)              Such amounts shall not exceed $75,000 per year.

2.              Except as amended herby, the Agreement shall continue in accordance with its terms.

The parties have executed this Amendment as of the date first above written.

VEECO INSTRUMENTS INC.		EXECUTIVE

By:	/s/ Gordon Hunter	/s/ John R. Peeler
Name: Gordon Hunter		John R. Peeler
Chairman of the Compensation Committee